Exhibit 99.1
Certain Blue Owl BDCs to Sell $1.4 Billion of Assets to Institutional Investors
Investments sold at fair value, representing 99.7% of par value
Transaction provides significant return of capital distribution to OBDC II shareholders
NEW YORK – February 18, 2026 – Certain Blue Owl BDCs today announced that they have entered into separate definitive agreements with four leading North American public pension and insurance investors to opportunistically sell $1.4 billion of direct lending investments at 99.7% of par value as of February 12, 2026.
“We saw strong demand to purchase these investments at fair value from highly sophisticated institutional investors, with interest far exceeding the value of the investments we ultimately chose to sell,” said Craig W. Packer, Chief Executive Officer of Blue Owl’s BDCs. “This transaction underscores the confidence that large, experienced buyers have in our direct lending platform and has meaningful benefits for all shareholders of these funds.”
Transaction Details
These sales include debt investment commitments of $600 million from Blue Owl Capital Corporation II (“OBDC II”), $400 million from Blue Owl Technology Income Corp. (“OTIC”) and $400 million from Blue Owl Capital Corporation (“OBDC” and together with OBDC II and OTIC, the “Blue Owl BDCs”), representing approximately 34%, 6% and 2% of total investment commitments, including unfunded commitments, at each BDC respectively. Each investment to be sold represents a partial amount of each Blue Owl BDC’s exposure to the respective portfolio company. These sales consist of 97% senior secured debt investments with an average size of $5 million and include investments in 128 distinct portfolio companies across 27 industries. The largest industry represented is internet software and services at 13%, generally consistent with the industry composition of Blue Owl’s overall direct lending strategy and reflecting continued confidence in the quality and valuations of these software investments.
The investments will be sold at fair value, which is equivalent to 99.7% of par value as of February 12, 2026.
OBDC II intends to use the proceeds to pay a return of capital distribution ratably to all shareholders, subject to Board approval, and to pay down debt. OTIC and OBDC also intend to use the proceeds from the sales to pay down debt.
This transaction positions OBDC II to provide substantial liquidity to its shareholders. It also provides OTIC and OBDC with greater flexibility to deploy capital into what we believe will be an attractive direct lending environment and modestly increases portfolio diversification. Pro forma for the transaction, OTIC is expected to have cash, undrawn debt capacity and liquid loans in excess of $1.6 billion as of January 31, 2026.
Kroll, LLC provided fairness opinions associated with the transaction to the boards of directors of each of the Blue Owl BDCs.
The settlement of the sales is expected to be completed in the first quarter of 2026.
Blue Owl Capital Corporation II Updates
OBDC II intends to use the proceeds to pay a return of capital distribution ratably to all of its shareholders and to pay down debt. The return of capital distribution is expected to be paid on or before March 31, 2026, and to be up to $2.35 per share or approximately 30% of OBDC II’s net asset value as of December 31, 2025.
“Today’s announcement reinforces the rigor of our valuation process and the quality of our direct lending investments. It also demonstrates our ability to opportunistically deliver value to our shareholders. At this stage for OBDC II, we are pleased to provide a significant liquidity event at fair value while still maintaining a diversified portfolio with strong earnings potential,” commented Logan Nicholson, President of OBDC II and OBDC.
In conjunction with the announcement, the Board of Directors of OBDC II also declared monthly distributions of $0.0533 per share for February and March 2026, consistent with the monthly distribution paid in January 2026.
After accounting for the distributions declared today and before the anticipated return of capital distribution, OBDC II will have paid $6.14 per share in cumulative distributions since inception.
At approximately 30% of net asset value, the first quarter return of capital distribution is expected to be six times the size of the 5% tender offer previously planned for the quarter. Going forward, the OBDC II Board intends to prioritize delivering liquidity ratably to all shareholders through quarterly return of capital distributions, which are intended to replace future quarterly tender offers and may be funded by earnings, repayments, other asset sale opportunities or strategic transactions.
About Blue Owl Capital Corporation II
Blue Owl Capital Corporation II ("OBDC II") is a specialty finance company focused on lending to U.S. middle-market companies. As of December 31, 2025, OBDC II had investments in 183 portfolio companies with an aggregate fair value of $1.6 billion. OBDC II has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (“1940 Act”). OBDC II is externally managed by Blue Owl Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. ("Blue Owl") (NYSE: OWL) and part of Blue Owl's Credit platform.
About Blue Owl Technology Income Corp.
Blue Owl Technology Income Corp. ("OTIC") is a specialty finance company focused on lending to U.S. middle-market companies. As of December 31, 2025, OTIC had investments in 190 portfolio companies with an aggregate fair value of $6.2 billion. OTIC has elected to be regulated as a business development company under the 1940 Act. OTIC is externally managed by Blue Owl Technology Credit Advisors II LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. ("Blue Owl") (NYSE: OWL) and part of Blue Owl's Credit platform.
About Blue Owl Capital Corporation
Blue Owl Capital Corporation (NYSE: OBDC) is a specialty finance company focused on lending to U.S. middle-market companies. As of December 31, 2025, OBDC had investments in 234 portfolio companies with an aggregate fair value of $16.5 billion. OBDC has elected to be regulated as a business development company under the 1940 Act. OBDC is externally managed by Blue Owl Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. ("Blue Owl") (NYSE: OWL) and part of Blue Owl's Credit platform.

Certain information contained herein may constitute "forward-looking statements" that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Blue Owl BDCs, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," "outlook," "potential," "predicts" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond each Blue Owl BDC's control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in each Blue Owl BDC's filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which each Blue Owl BDC makes them. The Blue Owl BDCs do not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.
Investor Contact:
BDC Investor Relations
Michael Mosticchio
credit-ir@blueowl.com
Media Contact:
Nick Theccanat
Managing Director, Communications & Public Affairs
nick.theccanat@blueowl.com